UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2011

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2011, we amended our U.S. credit agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation (the "Agreement"). The amendment modifies the definition of "Borrowing Base" to allow us at our option to include the value of real property owned by the Company or our U.S. subsidiaries within the definition of "Borrowing Base", subject to certain limitations. The inclusion of such real property would increase the amount of outstanding borrowings considered to be collateralized as defined in the Agreement. Revolving loans under the Agreement bear interest at defined LIBOR plus 2.5%, subject to an incremental 1% for uncollateralized borrowings. Therefore, this amendment will potentially lower borrowing costs under the facility because a larger percentage of our borrowings would be considered to be collateralized and would not be subject to the additional 1% interest.

These changes are further described in the amendment to the Agreement, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. We purchase motor vehicles from Daimler AG and Toyota Motor Corporation, affiliates of the respective lenders under the Agreement, for sale at certain of our dealerships. The lenders also provide us with "floor-plan" financing and provide consumer financing to our customers.

Item 7.01 Regulation FD Disclosure.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Fifth Amendment dated December 1, 2011 to the Third Amended and Restated Credit Agreement dated September 30, 2008 by and among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

December 6, 2011	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.1	Fifth Amendment dated December 1, 2011 to the Third Amended and Restated Credit Agreement dated September 30, 2008 by and among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.